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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3) of COR Therapeutics, Inc. for the registration of 460,000 shares of its common stock, of our report dated January 23, 1997 with respect to the financial statements of COR Therapeutics, Inc. included its Registration Statement (Form S-3 No. 333-35103) filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Palo Alto, California
October 6, 1997